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                                                                      EXHIBIT 21


                            BioLase Technology, Inc.
                            (a Delaware corporation)
                             Listing of Subsidiaries


Name of Subsidiary            Jurisdiction of Organization              Doing Business As
------------------            ----------------------------              -----------------
Societe Endotechnic, Inc.            California                       Endo Technic Corporation

LASERBRUSH Incorporated             Delaware                         Not Applicable
